BYLAWS
OF
URANIUM HUNTER CORPORATION

ARTICLE I. NAME

SECTION 1. Name. The name of the Corporation shall be URANIUM HUNTER CORPORATION

ARTICLE II. OFFICES

SECTION 1. Registered Office. The Company shall maintain a registered office in the State of Nevada as required by law, and the address of the registered office may be changed from time to time by the Board of Directors.

SECTION 2. General Offices. The general and principal office of the corporation shall be located in the city of Wilmington, Nevada.

SECTION 3. Other Offices. In addition to its principal office in the State of Nevada, the corporation may maintain other offices for the transaction of business, either within or without the State of Nevada in any other place or places as the board of Directors may designate or as the business of the corporation may require from time to time.

ARTICLE III. STOCK

SECTION 1. Certificates of Shares. Certificates representing shares of the corporation shall be in such form, in conformity with law, as shall be determined by the Board of Directors.

SECTION 2. Manner of Executing. The President shall issue, or cause to be issued, to all stockholders a certificate or certificates, signed by himself/herself and the Secretary, or by such other officers authorized by law and by the Board of Directors so to do, certifying the number of shares of stock of the corporation owned by such stockholder. All certificates for shares shall be consecutively numbered or otherwise identified. If the certificate shall be signed by a Transfer Agent and/or Registrar on behalf of the corporation, the signatures of the President, Vice-President, Treasurer, Secretary, Assistant Treasurer, or Assistant Secretary may be facsimile signatures. In case any officer who shall have signed or whose facsimile signature or signatures shall have been used on any certificate, shall cease to be such officer of the corporation, for any reason, before the delivery of such certificate by the corporation, such certificate may nevertheless be adopted by the corporation and be issued and delivered as though the person who signed it, or whose facsimile signature or signatures shall have been used thereon, has not ceased to be such officer.

SECTION 3. Corporation to Have First Lien. The corporation shall have a first lien on all shares of its stock and upon all dividends declared upon the same for the amount of any indebtedness of any kind or nature owed by the respective stockholders thereof to the corporation.

SECTION 4. Transfer Agent. The Board of Directors shall have power to appoint one or more Transfer Agents and Registrars for the transfer and registration of certificates of stock of any

class and may require that stock certificates shall be countersigned and registered by one or more of such Transfer Agents and Registrars. The Board of Directors may from time to time define the respective duties of such Transfer Agents and Registrars.

SECTION 5. Transfer of Shares. Transfers of shares of the corporation shall be made on the books of the corporation by the holder of record thereof, or by his or her attorney thereunto duly authorized by a power of attorney duly executed in writing and filed with the Secretary of the corporation or any of its Transfer Agents, and upon surrender of the certificate or certificates, properly endorsed or accompanied by proper instruments of transfer.

SECTION 6. Lost or Destroyed Certificates. The corporation may issue a new certificate for shares of the corporation in place of any certificate theretofore issued by it, alleged to have been lost or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate or his or her legal representatives, to give the corporation a bond in such form and amount as the Board of Directors may direct, and with such surety or sureties as may be satisfactory to the Board, to indemnify the corporation and its Transfer Agents and Registrars, if any, against any claims that may be made against it or any such Transfer Agent or Registrar on account of the issuance of such new certificate. A new certificate may be issued without requiring any bond when, in the judgment of the Board of Directors, it is proper to do so.

SECTION 7. Holder of Record. The Company shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

SECTION 8. Regulations. Subject to the provisions of this Article III and the Articles of Incorporation, the Board of Directors may make such rules and regulations as they may deem expedient concerning the issuance, transfer, redemption, and registration of certificates for shares of the corporation.

ARTICLE IV. MEETING OF STOCKHOLDERS

SECTION 1. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Nevada, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors, as stated in the notice of meeting.

SECTION 2. Annual Meeting. An annual meeting of the stockholders shall be held at such time on such day as shall be fixed by the Board of Directors, for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of Directors shall not be held on the day designated herein for any annual meeting of the stockholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the stockholders as provided by law, or as soon thereafter as conveniently may be.

SECTION 3. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by a majority of the Board of Directors.

SECTION 4. Waiver of Notice. Any shareholder may waive notice of any meeting of shareholders (however called or noticed, whether or not called or noticed and whether before, during, or after the meeting), by signing a written waiver of notice or a consent to the holding of such meeting, or an approval of the minutes thereof. Attendance at a meeting, in person or by proxy, shall constitute waiver of all defects of call or notice regardless of whether waiver, consent, or approval is signed or any objections are made. All such waivers, consents, or approvals shall be made a part of the minutes of the meeting.

SECTION 5. Notice of Annual Meetings and Special Meetings. Written notice, setting forth the time and place of the meeting and the general nature of the business to be considered thereat, shall be given by the President, or by the Secretary of the corporation, to each stockholder having voting power at such meetings, at least ten (10) days before the meeting, both in the case of annual meetings and in the case of special meetings, except as otherwise provided by law. Such notice shall be given in writing, by letter deposited in the United States Post Office with postage prepaid addressed to the last known address, as shown by the stock records of the corporation, to each stockholder having voting power.

SECTION 6. Closing of Transfer books or Fixing of Record Date. The Board of Directors shall have power to close the stock transfer books of the Company for a period not exceeding 50 days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect; provided that, in lieu of closing the stock transfer books, the Board of Directors may fix in advance a date, not exceeding 50 days preceding the date of any meeting of stockholders, or the date for the payment of any dividend or the date for allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, or entitled to receive payment of any such dividends, or any such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of capital stock, and in such case only stockholders of record on the date so fixed shall be entitled to such notice of and to vote at such meeting or to receive payment of such dividend, or allotment of rights, or exercise such rights, as the case may be, and notwithstanding any transfer of any stock on the books of the Company after any such record date fixed as herein provided.

SECTION 7. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete list of the stockholders entitled to vote at each meeting of stockholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting for the purpose thereof.

SECTION 8. Quorum. Except as otherwise provided by law and by the Articles, holders of a majority of the issued and outstanding voting stock of the corporation outstanding at the time of the meeting shall constitute a quorum for the election of Directors or the transaction of any other business when present in person or by proxy. If less than the prescribed number of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting, from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might

have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding withdrawal of enough stockholders to leave less than a quorum.

SECTION 9. Voting. Proxies in Voting. At all meetings of stockholders, every stockholder entitled to vote may vote in person or may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. The Board of Directors, or, if the Board shall not have made the appointment, the chairman presiding at any meeting of the stockholders, shall have power to appoint two or more persons to act as inspectors or tellers, to receive, canvass, and report the votes cast by the stockholders at such meeting, but no candidate for the office of Director shall be appointed as inspector or teller at any meeting for the election of Directors.

SECTION 10. Voting of Shares. Each outstanding and paid for share entitled to vote shall be entitled to one (1) vote on each matter submitted to vote at a meeting of the stockholders.

SECTION 11. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent, or proxy as the Bylaws of such corporation may determine. Shares held by an Administrator, Executor, Guardian, or Conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a Trustee may be voted by him, either in person or by proxy, but no Trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a Receiver may be voted by such Receiver, and shares by or under the control of the Receiver may be voted by such Receiver without the transfer thereof and to his name if authority so to do be contained in appropriate order of the Court by which such Receiver was appointed. A stockholder who has shares which have been pledged shall be entitled to vote such shares until the shares have been transferred to the name of the Pledgee, and thereafter the Pledgee shall be entitled to vote the shares so transferred.

SECTION 12. Manner of Acting. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders unless the vote of a greater proportion or number or voting by classes is otherwise required by statute or by the Articles of Incorporation or these Bylaws.

SECTION 13. Voting by Ballot. At all elections of Directors, the voting shall be by ballot. Voting on any other question or in any other election may be by voice vote unless the presiding officer shall order or any stockholder shall demand that voting be by ballot.

SECTION 14. Written Consent to Action by Shareholders. Any action to be taken at a meeting of the shareholders or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

SECTION 15. Chairman of Meeting. The President or, in his absence, a Vice President, shall preside at all meetings of the stockholders; and, in the absence of the President and Vice President, the Board of Directors may appoint any stockholder to act as Chairman of the meeting.

SECTION 16. Secretary of Meeting. The Secretary of the Company shall act as secretary of all meetings of the stockholders; and, in his absence, the Chairman may appoint any person to act as secretary of the meeting.

ARTICLE V. BOARD OF DIRECTORS

SECTION 1. Number of Directors. The number of Directors of the corporation shall be fixed from time to time by resolution of the Board of Directors, but shall not be less than One.

SECTION 2. Election,Tenure and Qualifications. The Directors shall be elected annually by the stockholders at their annual meeting, and shall hold office for one year unless they resign, die, or are removed as hereinafter provided or until their respective successors are qualified. Directors need not be residents of the state of incorporation or stockholders of the corporation.

SECTION 3. General Powers. The Board of Directors shall have the absolute control and management of the property and direction of the business and affairs of the Company, subject only to the special vote of the stockholders; shall appoint its officers, determine their duties and fix their compensation; authorize the expenditure of money and do all and every such act as may be found necessary and expedient for the proper conduct and management of the corporation.

SECTION 4. Annual Meeting. An annual meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of the stockholders, immediately following any adjournment thereof for the purpose of the organization of the board and the election or appointment of officers for the ensuing year and for the transaction of such other business as may conveniently and properly be brought before such meeting.

SECTION 5. Regular Meetings. The Board of Directors may provide, by resolution, the time and place for the holding of regular meetings, either within or without the state of incorporation without other notice than such resolution.

SECTION 6. Special Meetings. Special meetings of the Board of Directors may be called by order of the Chairman of the Board, the President, or by one-third of the Directors being in office at the time. The Secretary shall give notice of the time, place, and purpose or purposes of each special meeting by mailing the same at least two days before the meeting or by telephoning or telegraphing the same at least one day before the meeting to each Director.

SECTION 7. Written Consent to Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors or by a committee thereof at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors or all of the committee members entitled to vote with respect to the subject matter thereof.

SECTION 8. Conduct of Meetings. At meetings of the Board of Directors, the Chairman of the Board, the President, or a designated Vice President shall preside. A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business, but less than a quorum may adjourn any meeting from time to time until a quorum shall be present, whereupon

the meeting may be held, as adjourned, without further notice. At any meeting at which every Director shall be present, even though without any notice, any business may be transacted.

SECTION 9. Manner of Acting. The act of the majority of the Directors present at a meeting in which a quorum is present shall be the act of the Board of Directors.

SECTION 10. Participation by Electronic Means. Any members of the Board of Directors or any committee designed by such Board may participate in a meeting of the Board of Directors or committee by means of telephone conference or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

SECTION 11. Manifestation of Dissent. A Director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered into the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as a Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

SECTION 12. Vacancies. Vacancies on the Board of Directors may be filled by appointment by the majority of the Board of Directors at a meeting called and a Director so appointed to fill the vacancy shall hold office until the first annual meeting of the stockholders thereafter and until his successor has been elected and qualified unless removed or otherwise disqualified prior thereto.

SECTION 13. Resignation and Removal. A Director may resign at any time by filing a written resignation with the Secretary, and unless a later date is fixed by its terms, said resignation shall be effective from the filing date thereof. By an affirmative vote of the majority of the outstanding voting stock of the corporation, the stockholders may, at any special meeting called for such purposes, remove any or all of the Directors.

SECTION 14. Compensation. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at meetings of the Board of Directors, and may be paid a fixed sum for attending at each meeting of the Board of Directors or a stated salary as directed. Members of the Board shall be reimbursed by the Company for ordinary and responsible expenses incurred in the performance of their duties. No such payment shall preclude any Director from serving the corporation in any other capacity and receiving compensation therefore.

SECTION 15. Indemnification. Any person made a party to, or involved in, any civil, criminal or administrative action, suit, or proceeding by reason of the fact that he, his testator or intestate, is or was a director, officer or employee of the corporation, or of any corporation which he, his testator or intestate, served as such at the request of the corporation, shall be indemnified by the corporation against expenses reasonably incurred by him or imposed on him in connection with, or resulting from any appeal therein except with respect to matters as to which it is adjudged in such action, suit or proceeding that such officer, director or employee is liable to the corporation or to such other corporation for negligence or misconduct in the performance of his duties. As used herein the term expenses shall include all obligations incurred by such person for the

payment of money including, without limitation, attorneys fees, judgments, awards, fines, penalties and amounts paid in satisfaction of judgment or in settlement of any such action, suit, or proceeding except amounts paid to the corporation or such other corporation by him. A judgment or conviction, whether based on a plea of guilty or nolo contendere or its equivalent or after trial shall not of itself be deemed an adjudication that such director, officer, or employee is liable to the corporation or such other corporation for negligence or misconduct in the performance of his duties. Determination of the right to such indemnification and the amount thereof may be made, at the option of the person to be indemnified, pursuant to procedure set forth from time to time in the Bylaws or by any of the following procedures: (a) order of the court or administrative body or agency having jurisdiction of the action, suit or proceeding; (b) resolution adopted by a majority of a quorum of the Board of Directors of the corporation without counting in such majority or quorum any Directors who have incurred expenses in connection with such action, suit or proceeding, (c) if there is no quorum of Directors who have not incurred expenses in connection with such action, suit or proceeding then by resolution adopted by a majority of a committee of stockholders or Directors who have not incurred such expenses, appointed by the Board of Directors, (d) resolution adopted by a majority of a quorum of the stockholders entitled to vote at any meeting, or (e) order of any court having jurisdiction over the corporation. Any such determination that a payment by way of indemnity should be made shall be binding upon the corporation. Such right of indemnification shall not be exclusive of any other right which such directors, officers, and employees of the corporation, and the other persons above mentioned, may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this article. The provisions of this Article shall apply to any member of any committee appointed by the Board of Directors as fully as though such person had been a director, officer, or employee of the corporation.

ARTICLE VI. COMMITTEES

SECTION 1. Committees. The Board of Directors is authorized, in its discretion to appoint such committees as may seem desirable in the conduct of corporate affairs, each of which committees shall consist of two or more Directors. Members of the executive committee and of any such other committees shall be designated annually at the annual meeting of the Board of Directors, provided however, that at any time the Board of Directors may abolish or reconstitute the executive committee or any other committee. Each member of the executive committee and of any other committee shall hold office until his or her successor shall have been designated or until his or her resignation or removal in the manner provided in these bylaws.

SECTION 2. Executive Committee. The Board of Directors may appoint from among its members an Executive Committee of not less than two, one of whom shall be the President, and shall designate one of such members as Chairman. The Board may also designate one or more of its members as alternates to serve as a member or members of the Executive Committee in the absence of a regular member or members. The Board of Directors reserves to itself alone the power to declare dividends, issue stock, recommend to stockholders any action requiring their approval, change the membership of any committee at any time, fill vacancies therein, and discharge any committee either with or without cause at any time. Subject to the foregoing limitations, the Executive Committee shall possess and exercise all other powers of the Board of Directors during the intervals between meetings.

SECTION 3. Finance Committee. The Board of Directors may appoint a Finance Committee of two or more Directors, at least a majority of whom shall be neither officers nor otherwise employed by the Corporation. The Board shall designate one Director as Chairman of the Committee, and may designate one or more Directors as alternate members of the Committee, who may replace any absent or disqualified member at any meeting of the Committee. The Committee shall have the power to fix from time to time the compensation of all principal officers of the Corporation (other than the Chairman of the Board and the President, whose compensation shall be fixed from time to time by the Board) and shall otherwise exercise such powers as may be specifically delegated to it by the Board and act upon such matters as may be referred to it from time to time for study and recommendation by the Board or the President.

SECTION 4. Audit Committee. The Board of Directors may appoint from among its members an Audit Committee of not less than two members, and shall designate one of such members as Chairman.

The responsibilities of the Audit Committee shall be as follows:

(a) To recommend to the Board of Directors for approval by the stockholders a firm of independent public accountants, hereinafter called the firm, to audit the accounts of the Company, and such of its subsidiaries as the Audit Committee may recommend, for the year regarding which the firm is appointed.

(b) To meet jointly and/or separately with the Comptroller of the Company and the firm before commencement of the audit (i) to discuss the evaluation by the firm of the adequacy and effectiveness of the accounting procedures and internal controls of the Company and its subsidiaries, (ii) to approve the overall scope of the audit to be made and the fees to be charged, (iii) to inquire regarding and discuss with the firm recent Financial Accounting Standards Board, Securities and Exchange Commission or other regulatory agency pronouncements, if any, which might affect the Company's financial statements.

(c) To meet jointly and/or separately with the Comptroller and the firm at the conclusion of the audit; (i) to review the audited financial statements of the Company, (ii) to discuss the results of the audit, (iii) to discuss any significant recommendations by the firm for improvement of accounting systems and controls of the Company, and (iv) to discuss the quality and depth of staffing in the accounting and financial departments of the Company.

(c) To meet and confer with such officers and employees of the Company as the Audit Committee shall deem appropriate in connection with carrying out the foregoing responsibilities.

SECTION 5. Other Committees. The Board of Directors may also appoint from among its own members such other committees as the Board may determine, which shall in each case consist of not less than two Directors, and which shall have such powers and duties as shall from time to time be prescribed by the Board. The President shall be a member ex officio of each committee appointed by the Board of Directors.

ARTICLE VII. OPERATING DIVISIONS OF THE COMPANY

SECTION 1. Advisory Board. The Board of Directors of the Company may appoint individuals who may but need not be directors, officers, or employees of the Company to serve as members of an Advisory Board of Directors of one or more operating divisions of the Company and may fix fees or compensation for attendance at meetings of any such Advisory Boards. The members of any such Advisory Board may adopt and from time to time amend rules and regulations for the conduct of their meetings and shall keep minutes which shall be submitted to the Board of Directors of the Company. The term of office of any member of the Advisory Board of Directors shall be at the pleasure of the Board of Directors of the Company and shall expire the day of the annual meeting of the stockholders of the Company. The function of any such advisory Board of Directors shall be to advise with respect to the affairs of the operating divisions of the Company to which it is appointed.

SECTION 2. Titles. The Board of Directors of the Company may from time to time confer on the employees of the Company assigned to any operating division of the Company, or discontinue, the title of President, Vice President, and any other titles deemed appropriate. The designation of any such official titles for employees assigned to operating divisions of the Company shall not be permitted to conflict in any way with any executive or administrative authority established from time to time by the Company. Any employee so designated as an officer of an operating division shall have authority, responsibilities and duties with respect to his operating division corresponding to those normally vested in the comparable officer of the Company by these Bylaws, subject to such limitations as may be imposed by the Board of Directors of the Company.

ARTICLE VIII. OFFICERS

SECTION 1. Officers. The officers of the corporation shall be a President, a Secretary, and a Treasurer. The corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more Vice Presidents, a General Counsel, one or more Assistant Secretaries, and one or more Assistant Treasurers, and such other officers as may be deemed necessary by the Board of Directors. At the discretion of the Board of Directors, any person may hold two or more offices, except for the offices of President and Secretary. Officers need not be Directors of the corporation, with the exception of the Chairman of the Board, if there be such an officer.

SECTION 2. Election and Term of Office. The Board of Directors annually at its annual meeting shall choose the officers. In the event of failure to choose officers at any annual meeting of the Board of Directors, officers may be chosen at any regular or special meeting of the Board of Directors. Each such officer (whether chosen at an annual meeting of the Board of Directors to fill a vacancy or otherwise) shall hold his or her office until the next ensuing annual meeting of the Board of Directors and until his or her successor shall have been chosen and qualified, or until his or her death, or until his or her resignation or removal in the manner provided in these Bylaws.

SECTION 3. Subordinate Officers. The Board of Directors from time to time may appoint such other officer or agent as it may deem advisable, each of whom shall have such title, hold office for such period, have such authority, and perform such duties as the Board of Directors from

time to time may determine. The Board of Directors from time to time may delegate to any officer or agent the power to appoint any such subordinate officer or agent and to prescribe their respective titles, terms of office, authorities, and duties. Subordinate officers need not be shareholders or Directors.

SECTION 4. Resignations. Any officer may resign at any time by delivering a written resignation to the Board of Directors, the President, or the Secretary. Unless otherwise specified herein, such resignation shall take effect on delivery.

SECTION 5. Removal. Any officer may be removed from office at any special meeting of the Board of Directors called for that purpose, or at a regular meeting, by vote of a majority of the Directors, with or without cause. Any officer or agent appointed in accordance with the provisions of Section 3 hereof may also be removed, either with or without cause, by any officer on whom such power of removal shall have been conferred by the Board of Directors. Election or appointment of an officer or agent shall not of itself create contract rights.

SECTION 6. Chairman of the Board. The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors, and exercise and perform such other powers land duties as may be from time to time assigned to him by the Board of Directors or prescribed by these Bylaws.

SECTION 7. President. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the Chief Executive Officer of the corporation and shall, subject to the control of the Board of Directors have general supervision, direction and control of the business and officers of the corporation. He shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, at all meetings of the Board of Directors. He shall be an ex officio member of all the standing committees, including the Executive Committee, if any, and shall have the general powers and duties of management usually vested in the office of President of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

SECTION 8. Vice President. In the absence of the President, the Vice President or Vice Presidents, if there be such an officer or officers, in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or these Bylaws.

SECTION 9. Secretary. The Secretary shall keep the minutes of all meetings of the stockholders and of the Board of Directors, and to the extent ordered by the Board of Directors or the President, the minutes of meetings of all committees. He shall cause notice to be given of the meetings of stockholders, of the Board of Directors, and of any committee appointed by the Board. He shall have custody of the corporate seal and general charge of the records, documents, and papers of the Company not pertaining to the performance of the duties vested in other officers, which shall at all reasonable times be open to the examination of any Director. He may sign or execute contracts with the President for a Vice President thereunto authorized in the

name of the Company and affix the seal of the Company thereto. The Secretary shall keep, or cause to be kept, at the principal office or at the office of the Corporation's Transfer Agent, a stock ledger showing the names of the shareholders and their addresses; the number of classes of shares held by each; the number and date of certificates issued for the same; and the number and date of cancellation of every certificate surrendered for cancellation. He shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws.

SECTION 10. Treasurer. The Treasurer, if there be such an officer, shall have general custody of all the funds and securities of the Company and have general supervision of the collection and disbursement of funds of the Company. He shall endorse on behalf of the Company for collection checks, notes, and other obligations, and shall deposit the same to the credit of the Company in such bank or banks or depositories as the Board of Directors may designate. He may sign, with the President, or such other person or persons as may be designated for the purpose by the Board of Directors, all bills of exchange, or promissory notes of the Company. He shall enter or cause to be entered regularly in the books of the Company a full and accurate account of all moneys received and paid by him on account of the Company; shall at all reasonable times exhibit his books and accounts to any Director of the Company upon application at the office of the Company during business hours; and, whenever required by the Board of Directors or the President, shall render a statement of his accounts. He shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws.

SECTION 11. Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries, when authorized by the Board of Directors, may sign with the President or a Vice President certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectfully, or by the President or the Board of Directors.

SECTION 12. Comptroller. The Comptroller, if there be such an officer, shall be responsible to the Board of Directors and the President for all financial control and internal audit of the Company and its subsidiaries. He shall perform such other duties as may be assigned to him by the Board of Directors or the President.

SECTION 13. Counsel. The General Counsel, if one is appointed, shall advise and represent the Company generally in all legal matters and proceedings and shall act as counsel to the Board of Directors and the Executive Committee. The General Counsel may sign and execute pleadings, powers of attorney pertaining to legal matters, and any other contracts and documents in the regular course of his duties.

SECTION 14. Vacancies. In case any office shall become vacant, the board of Directors shall have power to fill such vacancies. In case of the absence or disability of any officer, the Board of Directors may delegate the powers or duties of nay officer to another officer or a Director for the time being.

SECTION 15. Salaries. The salaries and other compensation of the officers of the corporation shall be fixed from time to time by the Board of Directors, except that the Board of Directors may delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents appointed in accordance with the provisions

of these Bylaws. No officer shall be prevented from receiving any such salary or compensation by reason of the fact that he or she is also a Director of the corporation.

SECTION 16. Surety Bonds. In case the Board of Directors shall so require, any officer or agent of the corporation shall execute to the corporation a bond in such sums land with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his or her duties to the corporation, including responsibility for negligence and for the accounting of all property, monies, or securities of the corporation which may come into his or her hands.

SECTION 17. Exercise or rights as stockholders. Unless otherwise ordered by the Board of Directors, the President or a Vice President thereunto duly authorized by the President shall have full power and authority on behalf of the Company to attend and to vote at any meeting of stockholders of any corporation in which this Company may hold stock, and may exercise on behalf of this Company any and all of the rights and powers incident to the ownership of such stock at any such meeting, and shall have power and authority to execute and deliver proxies and consents on behalf of this Company in connection with the exercise by this Company of the rights and powers incident to the ownership of such stock. The Board of Directors from time to time, may confer like powers upon any other person or persons.

ARTICLE IX. AMENDMENTS AND OTHER CORPORATE DOCUMENTS

SECTION 1. Amendments to Bylaws. The Board of Directors shall have power to add any provision to or to alter or repeal any provision of these Bylaws by the vote of a majority of all of the Directors at any regular or special meeting of the Board, provided that a statement of the proposed action shall have been included in the notice or waiver of notice of such meeting of the Board. The stockholders may alter or repeal any provision of these Bylaws by the vote of a majority of the stockholders at any meeting, provided that a statement of the proposed action shall have been included in the notice or waiver of notice of such meeting of stockholders.

SECTION 2. Other Corporate Documents. The Board of Directors is expressly authorized to enter into such other agreements as the Board of Directors deems necessary to regulate the Corporation's internal operations. Such agreements may include, but are not limited to, employment contracts and buy-sell agreements between its key Stockholders, Officers, and employees.

ARTICLE X. CONTRACTS, LOANS, CHECKS, DEPOSITS, AND INSURANCE

SECTION 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contracts or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

SECTION 2. Loans. No loan shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless it is authorized by resolution of the Board of Directors. Such authority may be general or confined to specific instances.

SECTION 3. Checks, Drafts, etc. All checks, drafts, or other orders for the payment of money, notes or other evidence of indebtedness issued in the name of the corporation, shall be signed by

such officer or officers, agent or agents, of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

SECTION 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

SECTION 5. Bank Accounts. In addition to such bank accounts as may be authorized in the usual manner by resolution of the Board of Directors, the Treasurer or the Comptroller of the Company with the approval of the President or the Executive Vice President may authorize such bank accounts to be opened or maintained in the name and on behalf of the Company as he may deem necessary or appropriate, payments form such bank accounts to be made upon and according to the check of the Company which may be signed jointly or singly by either the manual or facsimile signature or signatures of such officer or bonded employee or such officers or bonded employees of the Company as shall be specified in the written instructions of the Treasurer or the Comptroller of the Company with the approval of the President or the Executive Vice President of the Company.

SECTION 6. Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against any such liability and under the laws of the state of incorporation, as the same may hereafter be amended or modified.

ARTICLE XI. FISCAL YEAR

SECTION 1. Fiscal year. The Board of Directors shall have power to fix, and from time to time change, the fiscal year of the Company. Unless otherwise fixed by the Board, the calendar year shall be the fiscal year.

ARTICLE XII. DIVIDENDS

SECTION 1. The Board of Directors may, from time to time, declare, and the corporation may pay, dividends on its outstanding fully paid shares in the manner and upon the terms and conditions provided for by law and in its Articles of Incorporation.

ARTICLE XIII. WAIVER OF NOTICE

SECTION 1. Waiver of notice. Any notice required to be given under the provisions of these Bylaws or otherwise may be waived by the stockholder, director, or officer to whom such notice is required to be given.

ARTICLE XIV. EMERGENCY BYLAWS

The Emergency Bylaws provided in this Article shall be operative during any emergency in the conduct of the business of the corporation resulting from an attack on the United States or any nuclear or atomic disaster, notwithstanding any different provision in the preceding Bylaws or in the Articles of Incorporation of the corporation or in the Colorado Corporation Code. To the extent not inconsistent with the provisions of this Article, the Bylaws provided in the preceding articles shall remain in effect during such emergency and upon its termination the Emergency Bylaws shall cease to be operative.

During any such emergency:

(a) A meeting of the Board of Directors may be called by any officer or Director of the corporation. Notice of the time and place of the meeting shall be given by the person calling the meeting to such of the Directors as it may be feasible to reach by any available means of communication. Such notice shall be given at such time in advance of the meeting as circumstances permit in the judgment of the person calling the meeting.

(b) At any such meeting of the Board of Directors, a quorum shall consist of the number of Directors in attendance at such meeting.

(c) The Board of Directors, either before or during any such emergency, may, effective in the emergency, change the principal office or designate several alternative principal offices or regional offices, or authorize the officers so to do.

(d) The Board of Directors, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the corporation shall for any reason be rendered incapable of discharging their duties.

(e) No officer, director, or employee acting n accordance with these Emergency Bylaws shall be liable except for willful misconduct.

(f) These Emergency Bylaws shall be subject to repeal or change by further action of the Board of Directors or by action of the shareholders, but no such repeal or change shall modify the provisions of the next preceding paragraph with regard to action taken prior to the time of such repeal or change. Any amendment of these Emergency Bylaws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.

CERTIFICATION

We, the undersigned, do hereby certify that we are the President and Secretary, respectively, of URANIUM HUNTER CORPORATION, a corporation duly organized and existing under and by virtue of the laws of the State of Nevada, and that the above and foregoing Bylaws of said corporation were duly and regularly adopted as such by the Board of Directors of the

corporation at a meeting of the Board of Directors, which was duly and regularly held on the 20th day of July, 2012, and that the foregoing Bylaws are now in full force and effect.

DATED: July 20, 2012.

/s/Gregory C. Ellis

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President

/s/Gregory C. Ellis

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Secretary